Filed 7/31/87

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MATTHEWS & WRIGHT GROUP, INC.

                    (Pursuant to Sections 242 and 245 of the
                            General Corporation Law)


         The original Certificate of Incorporation of Matthews & Wright Group, Inc. (the "Corporation"), was filed with the Secretary of State on April 27, 1971 under the name of Benoit and Skyrm, Inc. This Restated Certificate of Incorporation was proposed by the directors and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the Delaware General Corporation Law and, when effective, will not result in a reduction of the capital of the Corporation.

         This Restated Certificate of Incorporation further amends the Certificate of Incorporation of the Corporation to amend Article Fourth to change the par value of the Corporation's Preferred Stock from $100 per share to no par value; and to add as Article TENTH certain provisions to the Certificate of Incorporation.

         The text of the Certificate of Incorporation of the Corporation, as amended hereby, is set forth in full as follows:

         FIRST:  The name of the Corporation is

                           Matthews & Wright Group, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares which the Corporation shall have the authority to issue is 102,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $.10 per share (the "Common Stock"), and 2,000,000 shares shall be Preferred Stock, no par value per share (the "Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

         FIFTH:

                  A. Election of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

                  B. A director may be removed only by the affirmative vote of the holders of not less than 60% of the combined voting power of the Corporation, unless such removal is approved by a majority of the Disinterested Directors (as defined in Article Seventh), in which case the holders of a majority of the combined voting power of the Corporation may remove a director.

         SIXTH: In furtherance and not in limitation of the power conferred upon the Board of Directors, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time By-laws made by the Board of Directors, subject to Article Ninth.

         SEVENTH: The vote of shareholders of the Corporation required to approve any Business Combination shall be as set forth in this Article Seventh. The term "Business Combination" shall have the meaning ascribed to it in(a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.

         (a)(A). In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in (b) of this Article Seventh:

                  (1) Any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

                  (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Shareholder or any Affiliate of an Interested Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by an Interested Shareholder or any Affiliate of any Interested Shareholder; shall not be consummated without the affirmative vote of the holders of at least 60 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or any resolution or in any agreement with any national securities exchange or otherwise.

                  (i) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

                  (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                  (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

                  (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                  (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                  (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                  (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                  (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                  (5) after such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (6) a proxy or information statement describing to the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statements is required to be mailed pursuant to such Act or subsequent provisions).

         (c) For the purposes of this Article Seventh and Articles Eighth and Ninth.

         (A) A "person" shall mean any individual, firm, corporation or other entity.

         (B) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (1) is the beneficial owner, directly or indirectly, of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or

         (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

         (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (C) A person shall be a "beneficial owner" of any Voting Stock;

         (1) which such persons or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

         (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

         (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to (c)(B) of this Article Seventh, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 1, 1984.

         (F) "Subsidiary" means any corporation of which more than 50% whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in (c)(B) of this Article Seventh the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

         (H) "Fair Market Value" means:

         (1) in the case of stock, the highest closing sale price during a 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and

         (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         (I) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in (b)(B)(1) and (2) of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

         (K) "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

         (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventh, including, without limitation,

         (A) whether a person is an Interested Shareholder,

         (B) the number of shares of Voting Stock beneficially owned by any person,

         (C) whether a person is an Affiliate or Associate of another person,

         (D) whether the requirements of (b) of this Article Seventh have been met with respect to any Business Combination, and

         (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Seventh.

         (e) Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (f)   Notwithstanding   anything   contained  in  this  Certificate  of
Incorporation to the contrary, the affirmative vote of the holders of at least 60 percent of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Seventh or to adopt any provision inconsistent therewith.

         EIGHTH: Any purchase of Voting Stock by the Corporation or any Subsidiary from an Interested Shareholder who has Beneficially Owned such securities for less than three years prior to the date of such purchase, other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Fair Market Value at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of 60% in interest of the outstanding Voting Stock of the Corporation, not Beneficially Owned by the Interested Shareholder, voting together as a single class.

         NINTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-laws), the affirmative vote, in person or by proxy, at any meeting called as provided in the By-laws, of the holders of 60% in interest of the outstanding Voting Stock of the Corporation (considered for this purpose as one class) including the holders of 60% in interest of the outstanding Voting Stock of the Corporation held by persons other than an Interested Shareholder shall be required to amend, alter or repeal any provision of Article Seventh, Article Eighth or this Article Ninth of this Certificate of Incorporation or to amend, alter or repeal Section 1.2, Section 2.1, Section 2.2, Section 2.4, or Section
2.8 of the By-laws of the Corporation or to adopt any new provision inconsistent with such Articles or By-laws; provided, however, that such provisions may be amended, altered, repealed or adopted, by either (a) the affirmative vote of 60% of the Disinterested Shareholders or (b) the approval of a majority of the Disinterested Directors and the holders of a majority in interest of the outstanding Voting Stock of the Corporation. For the purposes of this Article Ninth the term "Disinterested Shareholders" shall mean holders of the outstanding Voting Stock of the Corporation other than Interested Shareholders.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for an transaction from which the director derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification.

         WE, THE UNDERSIGNED, George W. Benoit and Alan D. Aschner, being the duly elected and acting President and Secretary of the above named corporation, respectively, do make and file this restated certificate of incorporation pursuant to the provision of Section 242 and 245 of the Delaware General Corporation Law and hereby declare and certify that this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of those sections and, intending that this be an acknowledgment within the meaning of
Section 103 of the Delaware General Corporation Law, have executed this document on May 20, 1987.

ATTEST:



   /s/ Alan D. Aschner                /s/ George W. Benoit
   ------------------------           ---------------------------
         Alan D. Aschner                  George W. Benoit
            Secretary                         President



(CORPORATE SEAL)

Filed 6/8/89

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MATTHEWS & WRIGHT GROUP, INC.

         MATTHEWS & WRIGHT GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That  the  Restated   Certificate  of  Incorporation  of  said
         corporation was amended by changing Article FOURTH thereof so that, as amended, said Article now reads as follows:

         "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 12,000,000 shares; of which 10,000,000 shares shall be Common Stock, par value $.10 per share (the "Common Stock"), and 2,000,000 shares shall be Preferred Stock, no par value per share (the "Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof."

         SECOND: That the above amendment was approved by the Board of Directors of said corporation, at a meeting duly held and was approved at the 1989 Annual Meeting of Shareholders, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of said Corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHREOF, MATTHEWS & WRIGHT GROUP, INC. has caused this certificate to be signed by Roger J. Burns as Vice President, and attested by Susan Forsyth, as Assistant Secretary, this 7th day of June, 1989.

                                    MATTHEWS & WRIGHT GROUP, INC.


                                    By:    /s/ Roger J. Burns
                                        ------------------------------
                                        Roger J. Burns, Vice President

(SEAL)

ATTEST:


/s/ Susan Forsyth
-------------------------------
Susan Forsyth, Asst. Secretary

State of New York )
                              )     SS.:
County of New York)

         BE IT REMEMBERED that, on June 7, 1989, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Roger J. Burns, Vice President of Matthews & Wright Group, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on June 7, 1989.

                                                      /s/ John A. Begley
                                                      --------------------------
                                                              Notary Public

Filed 9/14/90



                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MATTHEWS & WRIGHT GROUP, INC.


         MATTHEWS & WRIGHT GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That  the  Restated   Certificate  of  Incorporation  of  said
corporation, as amended, was further amended by changing Article FOURTH thereof so that, as now amended, said Article now reads as follows:

         "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 10,000,000 shares, all of which shall be Common Stock, par value $.10 per share (the "Common Stock")."

         SECOND: That the above amendment was approved by the Board of Directors of said corporation, at a meeting duly held and was approved at the 1990 Annual Meeting of Shareholders, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of said Corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, MATTHEWS & WRIGHT GROUP, INC. has caused this certificate to be signed by Roger J. Burns as First Vice President, and attested by Susan Forsyth, as Assistant Secretary, this 9th day of August, 1990.

                                       MATTHEWS & WRIGHT GROUP, INC.



                                       By:    /s/ Roger J. Burns
                                           ----------------------------
                                                         Roger J. Burns
                                                   First Vice President

(Seal)

ATTEST:



     /s/ Susan Forsyth
------------------------------
Susan Forsyth, Asst. Secretary


State of New York )
                              )     SS.:
County of New York)

         BE IT REMEMBERED that, on August 9, 1990, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Roger
J. Burns, First Vice President of Matthews & Wright Group, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN under my hand on August 9, 1990.


                                                      /s/ John A. Begley
                                                      --------------------------
                                                              Notary Public

Filed 12/2/91

                            CERTIFICATE OF AMENDMENT
                                       OF
                          MATTHEWS & WRIGHT GROUP, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Matthews & Wright Group, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:

         "FIRST:  The name of the corporation is Helmstar Group, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on November 27, 1991.

                                      MATTHEWS & WRIGHT GROUP, INC.


                                      By:  /s/ George W. Benoit
                                          ---------------------------
                                               George W. Benoit
                                               Chairman of the Board
                                               and President

ATTEST:


/s/ Alan D. Aschner
---------------------------
Alan D. Aschner, Secretary

Filed 5/7/92

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT



It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                           HELMSTAR GROUP, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 15, 1992.


                                                 /s/ Nicholas J. Letizia
                                                 -----------------------------
                                                       Nicholas J. Letizia,
                                                          Vice President

Attest:


 /s/ Susan Forsyth
----------------------
    Susan Forsyth
 Assistant Secretary